Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-202389

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated October 7, 2015

Prospectus Supplement

October      , 2015

(To Prospectus dated February 27, 2015)

$

% Notes due

Interest on the notes will be payable semi-annually in arrears on            and            of each year, beginning on           , 2016. The notes will mature on                ,        . We may redeem some or all of the notes at any time at the prices and as described under the caption “Description of the Notes—Optional Redemption.”

The notes will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Per Note		Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to Kimco (before expenses)%	$

(1)   Plus accrued interest, if any, from October     , 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., on or about October     , 2015.

Joint Book-Running Managers

Citigroup	RBC Capital Markets	Wells Fargo Securities

TABLE OF CONTENTS

Prospectus Supplement
Page
About This Prospectus Supplement	S-i
Where You Can Find More Information	S-ii
Forward-Looking Statements	S-iii
Summary	S-1
Risk Factors	S-4
Use of Proceeds	S-6
Ratios of Earnings to Total Fixed Charges	S-7
Description of the Notes	S-8
Supplemental United States Federal Income Tax Considerations	S-17
Underwriting	S-18
Legal Matters	S-22
Experts	S-22

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated and deemed to be incorporated by reference herein and therein, carefully before you make a decision to invest in the notes. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. The accompanying prospectus contains information about our securities generally, some of which does not apply to the notes offered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or replaces such statement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in, or incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein is accurate only as of their respective dates or such other dates as may be specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our,” “Kimco,” and “the Company” mean Kimco Realty Corporation, a Maryland corporation, its consolidated subsidiaries and other entities controlled by Kimco Realty Corporation, except where it is clear from the context that the term means only the issuer of the notes, Kimco Realty Corporation.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with the New York Stock Exchange (the “NYSE”), as well as our SEC filings, at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus and information that we file later with the SEC prior to the termination of the offering of the notes will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 27, 2015);

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 (filed with the SEC on May 7, 2015) and June 30, 2015 (filed with the SEC on August 3, 2015);

•

our Definitive Proxy Statement on Schedule 14A dated March 23, 2015 (filed with the SEC on March 23, 2015); and

•

our Current Reports on Form 8-K dated January 30, 2015 (filed with the SEC on February 5, 2015), February 25, 2015 (filed with the SEC on February 25, 2015), February 27, 2015 (filed with the SEC on March 2, 2015), March 23, 2015 (filed with the SEC on March 24, 2015), March 30, 2015 (filed with the SEC on March 30, 2015), May 5, 2015 (filed with the SEC on May 11, 2015) and June 11, 2015 (filed with the SEC on June 12, 2015).

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the notes, but excluding any information furnished to, rather than filed with, the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Documents incorporated by reference in this prospectus supplement and the accompanying prospectus are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attn: Bruce Rubenstein, Corporate Secretary

(516) 869-9000

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “target,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from our current expectations include, but are not limited to, those discussed under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following additional factors: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the Company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the Company’s expectations, (ix) valuation and risks related to the Company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the Company’s common stock, (xiii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Accordingly, there is no assurance that the Company’s expectations will be realized. Additional risk factors that we may disclose in documents that we file with the SEC that are deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus prior to completion of this offering could also cause actual results to differ materially from our expectations.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

S-iii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase the notes.

KIMCO REALTY CORPORATION

Kimco Realty Corporation, a Maryland corporation, is one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers. We are a self-administered real estate investment trust (“REIT”) and have owned and operated neighborhood and community shopping centers for more than 50 years. We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties. As of June 30, 2015, we had interests in 727 shopping center properties, aggregating 106.8 million square feet of gross leasable area (“GLA”), and 485 other property interests, primarily through our preferred equity investments and other real estate investments, totaling 11.0 million square feet of GLA, for a grand total of 1,212 properties aggregating 117.8 million square feet of GLA, located in 42 states, Puerto Rico, Canada, Mexico and Chile. Our ownership interests in real estate consist of our consolidated portfolio and portfolios where we own an economic interest, such as properties in our investment real estate management programs, where we partner with institutional investors and also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded REIT.

We believe that we have operated, and we intend to continue to operate, in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding capital gains, each year. Dividends on any preferred stock issued by us are included as distributions for this purpose. Historically, our distributions have exceeded, and we expect that our distributions will continue to exceed, our REIT taxable income (as so determined) each year. A portion of such distributions may constitute a return of capital. As a result of the foregoing, our consolidated net worth may decline. We, however, do not believe that consolidated stockholders’ equity is a meaningful reflection of net real estate values.

Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020, and our telephone number is (516) 869-9000.

RECENT DEVELOPMENTS

On September 24, 2015, we announced an agreement for RioCan Real Estate Investment Trust (“RioCan”) to acquire our interest in a portfolio of 22 Canadian properties at a purchase price of CAD $715 million. Under the terms of the transaction, RioCan will assume our share of the existing in place debt, subject to conventional closing conditions, of CAD $231 million, which carries a weighted average interest rate of 4.1% with a weighted average term to maturity of approximately 3.5 years. The closing of RioCan’s acquisition of our interest in 19 of the 22 properties occurred on October 6, 2015, and we expect to close on the remaining three properties in January 2016.  The sale of our interest in the 19 properties resulted in approximately USD $220 million in cash proceeds to us, net of our pro-rata share of assumed debt and the impact of currency and taxes.  We expect to close on one co-owned property with RioCan currently under a conditional contract to be sold during the fourth quarter of 2015, and will seek to dispose of nine properties in the first half of 2016 and the remaining three properties at a future date.

The Offering

The offering terms are summarized below solely for your convenience.  This summary is not a complete description of the notes.  You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of the Notes” beginning on page S-8 in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Kimco Realty Corporation, a Maryland corporation

Securities Offered	$ aggregate principal amount of % notes due

Ranking

The notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness to the extent of our assets securing the same. As of June 30, 2015, we had outstanding $1.8 billion of secured indebtedness. The notes will not be obligations of or guaranteed by any of our subsidiaries or any of our joint ventures. As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of our subsidiaries and of our joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of our subsidiaries or of our joint ventures will be paid from their assets before we, and therefore holders of the notes, would have any claims to those assets. In the event of a bankruptcy, liquidation or dissolution of a subsidiary or of a joint venture, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity. As of June 30, 2015, our consolidated subsidiaries had total indebtedness of approximately $1.8 billion and our unconsolidated joint ventures had total indebtedness of approximately $3.6 billion; as of such date, our subsidiaries and joint ventures had no preferred equity outstanding.

Interest Rate	% per annum

Maturity	,

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on and of each year, beginning on , 2016.

Optional Redemption

Prior to             ,         (the date that is       months prior to the stated maturity date of the notes), the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the sum of:

an amount equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date; and

a make-whole premium (the calculation of which is described under “Description of the Notes—Optional Redemption” below).

At any time on or after             ,         (the date that is       months prior to the stated maturity date of the notes), the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Covenants

The indenture governing the notes will include restrictions on mergers, consolidations and transfers of all or substantially all of our assets, as well as restrictions on our and our subsidiaries’ ability to incur additional indebtedness and incur liens on our property.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes

The notes will be issued as fully registered notes in the form of one or more global notes deposited with The Depository Trust Company (“DTC”) or its nominee. Investors may elect to hold interests in the global notes through the facilities of any of DTC, Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $        million. We intend to use the net proceeds from this offering for general corporate purposes, including to (i) pre-fund near-term maturities, including one or more of our (a) $150 million aggregate principal amount of 5.584% Senior Notes due November 2015, (b) $300 million aggregate principal amount of 5.783% Senior Notes due March 2016 and (c) $562.0 million of mortgage debt maturing during the remainder of 2015 and 2016 with a weighted average interest rate of 6.16% and (ii) partially reduce borrowings ($225 million as of June 30, 2015) under our revolving credit facility maturing in March 2018 (subject to two six-month extension options), which borrowings bear interest at a rate of one-month LIBOR plus 0.925% (1.11% as of June 30, 2015). See “Use of Proceeds” on page S-6 of this prospectus supplement.

Trustee	The Bank of New York Mellon.

Risk Factors

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in the notes involves risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the risks set forth below, as well as the information under the caption “Risk Factors” on page 3 of the accompanying prospectus and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the notes is suitable for you. You should also consider any additional risk factors included in documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus prior to the completion of this offering.

A liquid trading market for the notes may not develop or be maintained.

The notes constitute a new issue of securities for which no established trading market currently exists. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a liquid trading market for the notes will develop or be maintained, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If a liquid trading market does not develop or is not maintained, you may be unable to resell your notes at a price that exceeds the price you paid or at all.

Changes in our credit ratings or the debt markets could adversely affect the market value of the notes.

The market value for the notes depends on many factors, including:

•

our credit ratings with major credit rating agencies;

•

the prevailing interest rates being paid by or the market price for similar securities issued by REITs;

•

general economic and financial market conditions;

•

our issuance of debt or preferred stock; and

•

our financial condition, liquidity, leverage, financial performance and prospects.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market value of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating or outlook could have an adverse effect on the market value of the notes.

Our financial covenants may restrict our operating and acquisition activities.

The indenture under which the notes will be issued contains certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our and our subsidiaries’ ability to incur secured and unsecured debt, sell all or substantially all of our assets, engage in mergers and consolidations and certain acquisitions and to take certain other actions. These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions that would otherwise be in our best interest. In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on us. Furthermore, you will not be protected in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction, any of which could adversely affect you, except to the extent described under “Description of the Notes—Merger, Consolidation or Sale” in this prospectus supplement.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities (including trade payables) and third-party preferred equity of our subsidiaries or of our joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of our subsidiaries or of our joint ventures will be paid from their assets before we, and therefore holders of the notes, would have any claims to those assets.

We conduct the substantial majority of our operations through subsidiaries and joint ventures that own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and of our joint ventures and the payment of funds by our subsidiaries and by our joint ventures to us in the form of loans, dividends or otherwise. Our subsidiaries and our joint ventures are not obligated to make funds available to us for payment of our debt securities, including the notes, or otherwise. In addition, their ability to make any payments will depend on their earnings and cash flow, the terms of their financing arrangements, business and tax considerations and legal restrictions.

The notes will be obligations exclusively of Kimco Realty Corporation and will not be guaranteed by any of our subsidiaries or our joint ventures. As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of our subsidiaries and of our joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of our subsidiaries or of our joint ventures will be paid from their assets before we, and therefore holders of the notes, would have any claims to those assets.  In the event of a bankruptcy, liquidation or dissolution of a subsidiary or of a joint venture, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity.  As of June 30, 2015, our consolidated subsidiaries had total indebtedness of approximately $1.8 billion and our unconsolidated joint ventures had total indebtedness of approximately $3.6 billion; as of such date, our subsidiaries and joint ventures had no preferred equity outstanding.  In addition, the notes are effectively subordinated to our mortgages and other secured indebtedness to the extent of our assets securing the same. As of June 30, 2015, we had outstanding $1.8 billion of secured indebtedness.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $        million. We intend to use the net proceeds from this offering for general corporate purposes, including to (i) pre-fund near-term maturities, including one or more of our (a) $150 million aggregate principal amount of 5.584% Senior Notes due November 2015, (b) $300 million aggregate principal amount of 5.783% Senior Notes due March 2016 and (c) $562.0 million of mortgage debt maturing during the remainder of 2015 and 2016 with a weighted average interest rate of 6.16% and (ii) partially reduce borrowings ($225 million as of June 30, 2015) under our revolving credit facility maturing in March 2018 (subject to two six-month extension options), which borrowings bear interest at a rate of one-month LIBOR plus 0.925% (1.11% as of June 30, 2015). For information concerning certain potential conflicts of interest that may arise from the use of the net proceeds from this offering, see “Underwriting” in this prospectus supplement.

RATIOS OF EARNINGS TO TOTAL FIXED CHARGES

	Six Months Ended	Year Ended December 31,
	June 30, 2015	2014	2013	2012	2011	2010
Ratio of earnings to total fixed charges	3.5x	2.6x	2.4x	1.9x	1.7x	1.5x

The year ended periods presented above have been adjusted to reflect the impact of operating properties sold and classified as discontinued operations during the year ended December 31, 2014 and for properties classified as held for sale, as applicable, in accordance with the Financial Accounting Standards Board’s (“FASB”) Property, Plant and Equipment guidance.

For purposes of computing these ratios, earnings consist of pretax income (loss) from continuing operations before adjustment for noncontrolling interests or income (loss) from equity investees plus interest on indebtedness (excluding capitalized interest), amortization of debt related expenses, the portion of rents representative of an interest factor and distributed income from equity investees. Fixed charges consist of interest on indebtedness (including capitalized interest), amortization of debt related expenses and the portion of rents representative of an interest factor.

DESCRIPTION OF THE NOTES

The notes will be issued as a series of debt securities under an Indenture, dated as of September 1, 1993, as amended, between us and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee.  In this prospectus supplement we refer to that Indenture, as amended, as the “Indenture.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The following description of the particular terms of the notes offered hereby supplements and, to the extent inconsistent, replaces the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities,” to which reference is hereby made. The following description does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the Indenture.  Capitalized terms not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be.  The term debt securities, as used in this prospectus supplement, refers to all of our debt securities, including the notes, issued and issuable from time to time under the Indenture.

General

The notes will be limited initially to $                million aggregate principal amount.  We may in the future, without the consent of holders, issue additional notes on the same terms and conditions and with the same CUSIP number as the notes being offered hereby, other than the issue date, the date on which interest begins to accrue, the first interest payment date and the public offering price.  The notes and any additional notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture.

The notes will bear interest at      % per year and will mature on                ,       , unless redeemed in whole as described below.  We will pay interest on the notes in U.S. dollars semi-annually in arrears on                 and              of each year, commencing                , 2016, to the holders of the notes on the preceding                 or                , as the case may be.  We will also pay the principal of, and premium, if any, and (to the extent applicable) interest on, each note payable at maturity or earlier redemption.

If any interest payment date or the maturity date or date of earlier redemption is not a business day, the required payment will be made on the succeeding business day, with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date or the maturity date or date of earlier redemption, as the case may be. “Business day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close.

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be entitled to the benefit of, or be subject to, any sinking fund.

Ranking

The notes will be our direct, unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated obligations.  However, the notes are effectively subordinated to our mortgages and other secured indebtedness to the extent of our assets securing the same. As of June 30, 2015, we had outstanding $1.8 billion of secured indebtedness.

The notes will not be guaranteed by any of our subsidiaries or any of our joint ventures.  As a result, the notes will be structurally subordinated to all debt and other liabilities (including trade payables) and third-party preferred equity of our subsidiaries and of our joint ventures to the extent of the assets of those subsidiaries or of those joint ventures, which means that creditors (including trade creditors) and third-party preferred equity holders of our subsidiaries or of our joint ventures will be paid from their assets before we, and therefore holders of the notes, would have any claims to those assets.  In the event of a bankruptcy, liquidation or dissolution of a subsidiary or of a joint venture, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a stockholder or other equity holder or otherwise after payment of its liabilities and third-party preferred equity.  As of June 30, 2015, our consolidated subsidiaries had total indebtedness of approximately $1.8 billion and our unconsolidated joint ventures had total indebtedness of approximately $3.6 billion; as of such date, our subsidiaries and joint ventures had no preferred equity outstanding.

Optional Redemption

Prior to                ,         (the date that is       months prior to the stated maturity date of the notes), the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the sum of (1) an amount equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date and (2) a make-whole premium. At any time on or after                ,         (the date that is       months prior to the stated maturity date of the notes), the notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

We will calculate the make-whole premium with respect to any note redeemed prior to                 ,         (the date that is       months prior to the stated maturity date of the notes) as the excess, if any, of:

•

the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued thereon to, but not including, the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on                ,         (the date that is       months prior to the stated maturity date of the notes), determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on                ,         (the date that is       months prior to the stated maturity date of the notes); over

•

the principal amount of such note.

We will mail (or, in the case of notes issued in global form as discussed under “— Book-Entry System,” transmit in accordance with the applicable procedures of the depository) notice to registered holders of such notes of our intent to redeem at least 15 days and not more than 60 days prior to the date set for redemption.  The notice of redemption will specify, among other items, the redemption price, the principal amount of the notes held by such holder to be redeemed and any conditions to redemption.

Notwithstanding the foregoing redemption provisions, we will pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the notes as of the close of business on the record date immediately preceding that interest payment date.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

“Reinvestment Rate” means       percent (      %), plus the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to the date of determining the make-whole premium (or if such statistical release is no longer published, any such other reasonably comparable index which shall be designated by us) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of the notes. If no maturity exactly corresponds to such maturity of the notes, the applicable Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity of the notes.

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption (or, in the case of notes issued in global form as discussed under “─Book-Entry System,” such selection shall be made by the depository in accordance with the applicable procedures of such depository) unless otherwise required by law or applicable stock exchange or depositary requirements.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise, subject to compliance with all applicable laws and regulations.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1)

either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall be a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia that expressly assumes payment of the principal of (and premium, if any) and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2)

immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)

an officers’ certificate and legal opinion covering the above conditions shall be delivered to the trustee.

Certain Covenants

Limitations on Incurrence of Debt.  We will not, and will not permit any of our subsidiaries to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of ours and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.

In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any of our subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any of our subsidiaries is greater than 40% of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Debt.

In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt if Consolidated Income Available for Debt Service for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which that additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge on our Debt and the Debt of all of our subsidiaries to be outstanding immediately after the incurring of that additional Debt.

Existence.  Except as permitted under “— Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties.  We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business.

Insurance.  We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide.

Payment of Taxes and Other Claims.  We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1)

all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

(2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject.  We will also, if not already filed with the SEC for public availability:

(1)

within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act:

(a)

transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

(b)

file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

(2)

if filing those documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities.

Maintenance of Unencumbered Total Asset Value.  We will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred fifty percent (150%) of the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries that is unsecured.

Definitions Used for the Debt Securities

As used in the Indenture and the descriptions thereof herein,

“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries plus amounts which have been deducted for:

(1)

interest on our debt and interest on the debt of our subsidiaries;

(2)

provision for our taxes and the taxes of our subsidiaries based on income;

(3)

amortization of debt discount;

(4)

property depreciation and amortization; and

(5)

the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for that period.

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and the consolidated net income (or loss) of our subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” of ours or any of our subsidiaries means any indebtedness of ours or any of our subsidiaries, whether or not contingent, in respect of:

(1)

borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries;

(3)

letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable; or

(4)

any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

in the case of items of indebtedness under (1) through (3) above, to the extent that those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or that subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from that date for interest on, and required amortization of, Debt.  The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any Debt which matures serially other than at the final maturity date of that Debt.

“Person” shall have the meaning set forth in the Indenture and includes a “person” or “group” as these terms are used in Section 13(d)(3) of the Exchange Act.

“Total Assets” as of any date means the sum of (i) our Undepreciated Real Estate Assets and (ii) all our other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and amortized Debt costs).

“Undepreciated Real Estate Assets” as of any date means the amount of our real estate assets and the real estate assets of our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of our Total Assets that are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt; provided, however, that in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” (i) all investments by us and any of our subsidiaries in unconsolidated joint ventures shall be excluded from our Total Assets and (ii) our Total Assets shall include our proportionate interest in the aggregate book value of the real estate assets held by our and our subsidiaries’ unconsolidated joint ventures, before depreciation and amortization, that are not encumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any of its indebtedness; for the avoidance of doubt, all other assets of unconsolidated joint ventures shall be excluded from our Total Assets.

Governing Law

The Indenture and the notes will provide that they are to be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes.  The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee.  One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator (the “Euroclear operator”) of the Euroclear system (the “Euroclear system”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.  Clearstream, Luxembourg and the Euroclear system will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear system’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear system (in such capacities, the “U.S. depositaries”).  Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  The depositary holds securities that its participants deposit with the depositary.  The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  The depositary is owned by a number of its direct participants and by the NYSE and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly.  Persons who are not participants may beneficially own securities held by or on behalf of the depositary only through participants or indirect participants.  The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the depositary are recorded on the records of the participants and indirect participants.  The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg interfaces with domestic markets in several countries.  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear system advises that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  The Euroclear system operates under contract with Euroclear plc, a U.K. corporation.  All operations are conducted by the Euroclear system, and all Euroclear system securities clearance accounts and Euroclear system cash accounts are accounts with the Euroclear system, not the Euroclear operator.  The Euroclear operator establishes policy for the Euroclear system on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  The Euroclear system is a Belgian bank.  As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “terms and conditions”).  The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to each series of notes held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear system.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days.  In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes.  If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates.  Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary.  We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the Indenture.  Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•

will not be entitled to have the notes represented by these global security certificates registered in their names,

•

will not be entitled to receive physical delivery of notes in certificated form, and

•

will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the Indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.  Under the terms of the Indenture, we and the trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee.  Upon deposit of the global notes, the depositary will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes.  Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf.  Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.  Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

We believe the depositary’s current practice is, upon receipt of any payment in respect of securities such as the notes (including principal and interest), to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of the depositary.  Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of the depositary, the trustee or us.  Neither we nor the trustee will be liable for any delay by the depositary or its participants in identifying the beneficial owners of the notes, and we and the trustee may rely conclusively on and will be protected in relying on instructions from the depositary or its nominee as the registered owner of the global notes for all purposes.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Clearstream, Luxembourg and the Euroclear system will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream, Luxembourg and the Euroclear system, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one day prior to settlement. Clearstream, Luxembourg or the Euroclear system, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream, Luxembourg or the Euroclear system will credit its participant's account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or the Euroclear system will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and the Euroclear system on the days when those clearing systems are open for business.  Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.  Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day.  Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear system, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus. This summary is for general information only and is not tax advice.

The following discussion should replace, in its entirety, the discussion under the heading “United States Federal Income Tax Considerations—Foreign Accounts” in the accompanying prospectus.

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-United States entities.  Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules.

The withholding provisions described above generally apply to payments of dividends or interest and will apply to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2019.  Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.  Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement and related terms agreement, each dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite its name in the table below:

Underwriter		Principal Amount of Notes
Citigroup Global Markets Inc.	$
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriting agreement also provides that the underwriters will purchase all of the notes if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement and the related terms agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to       % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to         % of the principal amount of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and any other selling terms.

In the underwriting agreement, we have agreed that:

•

we will pay our expenses related to this offering, which we estimate will be approximately $               . The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.

•

we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table summarizes the discount that we will pay to the underwriters in connection with the offering:

Underwriting Discount Paid by Us
Per Note		%
Total	$

The notes are a new issue of securities, and no established trading market for the notes currently exists. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the notes, that you will be able to sell your notes at a particular time, or at all, or that the price that you may receive upon any sale of the notes will exceed the price you paid for such notes.

In connection with the offering of the notes, the underwriters are permitted to and may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the            business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the third business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that any such trade would otherwise settle before the close of this offering, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisor with respect to these matters.

Other Relationships

In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us for which they have received or will receive customary fees and expense reimbursements. Affiliates of the underwriters are lenders under our revolving credit facility, may provide us mortgage financing and may own a portion of the notes that we may redeem with a portion of the net proceeds from this offering. Accordingly, those affiliates may receive a portion of the net proceeds from this offering used to repay indebtedness.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.  Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.  The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This document is not a prospectus for the purposes of the European Union’s Directive 2003/71 (and any amendments thereto) as implemented in Member States of the European Economic Area (the “Prospectus Directive”).  This document has been prepared on the basis that all offers of the notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter is deemed to have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

1.

to any legal entity which is a qualified investor as defined in the Prospectus Directive;

2.

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

3.

in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in France

None of the prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorit´e des March´es Financiers or of the competent authority of another Member State of the European Economic Area and notified to the Autorit´e des March´es Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. None of this prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes has been or will be:

•

released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•

used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifi´es) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code mon´etaire et financier;

•

to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1a-or-2a-or 3a of the French Code mon´etaire et financier and article 211-2 of the General Regulations (R`eglement G´en´eral) of the Autorit´e des March´es Financiers, does not constitute a public offer (appel public `a l’´epargne).

The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2,  L.412-1 and L.621-8 through L.621-8-3 of the French Code mon´etaire et financier.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA.  Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland.  The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer.  Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA.  This prospectus supplement and the accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person.  This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients.  It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland.  This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

The communication of this document and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”).  Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.  The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter is deemed to have represented and agreed that:

1.

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

2.

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York, will pass upon certain matters relating to this offering for us. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.  Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law.  Latham & Watkins LLP and Sidley Austin LLP may rely upon Venable LLP with respect to matters governed by Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

KIMCO REALTY CORPORATION
Debt Securities, Preferred Stock,
Depositary Shares, Common Stock and Common Stock Warrants

We may from time to time offer the following securities on terms to be determined at the time of the offering:

•

Unsecured Senior Debt Securities;

•

Shares or Fractional Shares of Preferred Stock, par value $1.00 per share;

•

Depositary Shares representing Shares of Preferred Stock;

•

Shares of Common Stock, par value $0.01 per share; and

•

Warrants to Purchase Common Stock.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “KIM.”  We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE.  We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market.  If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

Our debt securities, preferred stock, depositary shares representing shares of preferred stock, common stock and common stock warrants may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus.  When we offer securities, we will provide specific terms of such securities in supplements to this prospectus.

In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete and any representation to the contrary is a criminal offense.

The date of this Prospectus is February 27, 2015.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any prospectus supplement or in the documents incorporated herein and therein is accurate as of any date other than the date of this prospectus or such other documents, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in liquidity, this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

i

When used in this prospectus, “the Company,” “we,” “us,” or “our” refers to Kimco Realty Corporation, a Maryland corporation, and its direct and indirect subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.”  Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  A prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  Please call l-800-SEC-0330 for further information on the operations at the public reference room.  Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.  For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with the SEC and are incorporated by reference in this prospectus:

•

Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015;

•

Current Reports on Form 8-K dated January 30, 2015 (filed with the SEC on February 5, 2015) and February 25, 2015 (filed with the SEC on February 25, 2015);

•

Definitive Proxy Statement on Schedule 14A filed on March 24, 2014;

•

The description of the Class H Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on August 24, 2010, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the Class I Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on March 13, 2012, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the Class J Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on July 18, 2012, including any subsequently filed amendments and reports filed for the purpose of updating the description; and

•

The description of the Class K Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on December 3, 2012, including any subsequently filed amendments and reports filed for the purpose of updating the description.

We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and the accompanying prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus.  To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request.  Requests should be directed to our Secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000).  You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with other statements and information we publicly disseminate, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements.  Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and  management’s ability to estimate the impact thereof, (vii) risks related to the Company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the Company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the Company’s common stock, (xiii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges, (xv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity and (xvi) the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.  Accordingly, there is no assurance that our expectations will be realized.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made.  Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

THE COMPANY

Overview

Kimco Realty Corporation is one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers.  As of December 31, 2014, the Company had interests in 754 shopping center properties, aggregating 109.5 million square feet of gross leasable area (“GLA”), and 533 other property interests, primarily through the Company’s preferred equity investments and other real estate investments, totaling approximately 11.7 million square feet of GLA, for a grand total of 1,287 properties aggregating 121.2 million square feet of GLA, located in 41 states, Puerto Rico, Canada, Mexico and Chile.

The Company is self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for over 50 years.  The executive officers are engaged in the day-to-day management and operation of real estate exclusively with the Company, with nearly all operating functions, including leasing, asset management, maintenance, construction, legal, finance and accounting administered by the Company.

The Company’s vision is to be the premier owner and operator of neighborhood and community shopping centers through investments primarily in the United States.

We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).  We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties.  Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, asset management, maintenance, construction, legal, finance and accounting.  Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year.  Dividends on any preferred stock issued by us are included as distributions for this purpose.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks and uncertainties incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as well as the risk factors set forth in the applicable prospectus supplement, before investing in our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

All periods presented below have been adjusted to reflect the impact of operating properties sold and classified as discontinued operations during the year ended December 31, 2014 and for properties classified as held for sale, as applicable, in accordance with the Financial Accounting Standards Board’s (“FASB”) Property, Plant and Equipment guidance.

Our ratios of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 were 2.6, 2.4, 1.9, 1.7 and 1.5, respectively.  Our ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 were 2.1, 1.9, 1.4, 1.3 and 1.3, respectively.

For purposes of computing these ratios, earnings consist of pretax income (loss) from continuing operations before adjustment for noncontrolling interests or income (loss) from equity investees plus interest on indebtedness (excluding capitalized interest), amortization of debt related expenses, the portion of rents representative of an interest factor and distributed income from equity investees. Fixed charges consist of interest on indebtedness (including capitalized interest), amortization of debt related expenses and the portion of rents representative of an interest factor.

DESCRIPTION OF DEBT SECURITIES

Our unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, the third supplemental indenture, dated as of June 2, 2006, the fourth supplemental indenture, dated as of April 26, 2007, the fifth supplemental indenture, dated as of September 24, 2009, the sixth supplemental indenture, dated as of May 23, 2013, the seventh supplemental indenture, dated as of April 24, 2014, and as further amended or supplemented from time to time, between us and The Bank of New

York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee.  The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 101 Barclay Street, 8th Floor, New York, New York 10286 or as described above under “Where You Can Find More Information.”  The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities.  All section references appearing herein are to sections of the indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture.  All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).

The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities.  Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608).  In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the series of debt securities for which it is trustee under the indenture.

For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information, where applicable:

(1)

the title and series designation of those debt securities;

(2)

the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)

if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into our common stock or our preferred stock, or the method by which any portion shall be determined;

(4)

if convertible, any applicable limitations on the ownership or transferability of our common stock or our preferred stock into which those debt securities are convertible which exist to preserve our status as a REIT;

(5)

the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)

the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7)

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the indenture may be served;

(9)

the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

(10)

our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(11)

if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)

any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the indenture;

(14)

whether those debt securities will be issued in certificated or book-entry form or both;

(15)

whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

(16)

the applicability, if any, of the defeasance and covenant defeasance provisions of article fourteen of the indenture;

(17)

if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;

(18)

the terms, if any, upon which those debt securities may be convertible into our common stock or our preferred stock and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(19)

whether and under what circumstances we will pay additional amounts as contemplated in the indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment; and

(20)

any other terms of those debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity.  We refer to this type of debt securities as original issue discount securities.  Any material or applicable special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described under “Merger, Consolidation or Sale,” or as otherwise described in the applicable prospectus supplement, the indenture does not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)

a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties;

(2)

a change of control; or

(3)

a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.

Furthermore, subject to the limitations set forth below under “Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities.  In addition, restrictions on ownership and transfers of our common stock and our preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.  You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

A significant number of our properties are owned through our subsidiaries or joint ventures.  Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries or joint ventures upon the liquidation or recapitalization of those subsidiaries or joint ventures or otherwise will be subject to the prior claims of those entities respective creditors (except to the extent that our claims as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 101 Barclay Street, 8th Floor, New York, New York 10286, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee.  In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee.  Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer.  No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305).  If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series.  We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee shall be required to:

(1)

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)

register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except the portion, if any, of that debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1)

either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2)

immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)

an officer’s certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 801 and 803).

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to any series of debt securities issued thereunder:

(1)

default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)

default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)

default in making any sinking fund payment as required for any debt security of that series;

(4)

default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the indenture;

(5)

default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

(6)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or any of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our properties; and

(7)

any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities).  However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul that declaration and its consequences if:

(1)

we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

(2)

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (Section 502).  The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

a.

in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or

b.

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 601).

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507).  This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 602).  The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.  However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1011).

Modification

Modifications and amendments of the indenture and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,

(1)

change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(3)

change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

(4)

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(5)

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

(6)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)

to evidence the succession of another person to us as obligor under the indenture;

(2)

to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3)

to add events of default for the benefit of the holders of all or any series of debt securities;

(4)

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)

to change or eliminate any provisions of the indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6)

to secure the debt securities;

(7)

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

(8)

to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(10)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

(1)

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof,

(2)

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above),

(3)

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the indenture, and

(4)

debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501).  A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the indenture (Section 1502).  Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1)

there shall be no minimum quorum requirement for that meeting, and

(2)

the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The indenture provides that, if the provisions of article fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

(1)

to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

(2)

to be released from our obligations with respect to those debt securities under Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to Section 301 of the indenture, our obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).

“Government Obligations” means securities which are:

(1)

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,

(1)

the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

(2)

a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1405).  “Conversion Event” means the cessation of use of:

(1)

a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

(2)

the European Currency Unit, or ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

(3)

any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).

In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default.  However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into other debt securities, our common stock or our preferred stock will be set forth in the applicable prospectus supplement relating thereto.  Those terms will include whether those debt securities are convertible into other debt securities, our common stock or our preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 750,000,000 shares of common stock, par value $0.01 per share, and 384,046,000 shares of excess stock, par value $0.01 per share. At February 25, 2015, we had outstanding 412,577,958 shares of common stock and no shares of excess stock.  Prior to August 4, 1994, we were incorporated as a Delaware corporation.  On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us.  The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefor.  Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock.  Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.  The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote.  Holders of shares of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors.  Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date.  The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

Under Maryland law, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, (a) we are able to pay our indebtedness as it becomes due in the usual course of business and (b) subject to certain exceptions, our total assets are greater than the sum of our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock, unless the terms of the stock held by such holders with preferred rights provide otherwise.  We have complied with these requirements in all of our prior distributions to holders of common stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock.  The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus subject such common stock to the ownership limit.

  Our Board of Directors may waive the ownership limit and the related party limit (as described below) with respect to a particular stockholder if evidence satisfactory to our Board of Directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT.  Because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of the outstanding common stock of a tenant of the Company.  We refer to this ownership limitation as the related party limit.  As a condition of any waiver, our Board of Directors may require a ruling from the Internal Revenue Service, opinion of counsel satisfactory to it or an undertaking, or both from the applicant with respect to preserving our REIT status.  The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.  If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock.  Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares.  While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation).  The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)

the price paid by the intended transferee, or

(2)

if the intended transferee did not give value for such shares (through a gift, devise or otherwise), a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for an equal number of shares of ordinary common stock.  In addition, such shares of excess stock held in trust are purchasable by us, or our designee, for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock.  This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our Board of Directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the Income Tax Regulations promulgated under the Code) of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after the close of each year.  In addition, each common stockholder shall upon demand be required to disclose to us such information with respect to the actual and constructive ownership of shares as our Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT.

The registrar and transfer agent for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue common stock warrants for the purchase of our common stock.  Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus.  Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)

the title of those common stock warrants;

(2)

the aggregate number of those common stock warrants;

(3)

the price or prices at which those common stock warrants will be issued;

(4)

the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;

(5)

the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

(6)

the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;

(7)

the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;

(8)

the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;

(9)

the minimum or maximum amount of those common stock warrants which may be exercised at any one time;

(10)

information with respect to book-entry procedures, if any;

(11)

a discussion of federal income tax considerations; and

(12)

any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,959,100 shares of preferred stock, $1.00 par value per share, 70,000 shares of 6.90% Class H Cumulative Redeemable Preferred Stock, par value $1.00 per share, 18,400 shares of 6.000% Class I Cumulative Redeemable Preferred Stock, par value $1.00 per share, 9,000 shares of 5.50% Class J Cumulative Redeemable Preferred Stock, par value $1.00 per share and 8,050 shares of 5.625% Class K Cumulative Redeemable Preferred Stock, par value $1.00 per share. We are also authorized to issue 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share, 184,000 shares of Class G Excess Preferred Stock, $1.00 par value per share, 70,000 shares of Class H Excess Preferred Stock, par value $1.00 per share, 18,400 shares of Class I Excess Preferred Stock, par value $1.00 per share, 9,000 shares of Class J Excess Preferred Stock, par value $1.00 per share and 8,050 shares of Class K Excess Preferred Stock, par value $1.00 per share, which are reserved for issuance upon conversion of certain outstanding Class H preferred stock, Class I preferred stock, Class J preferred stock or Class K preferred stock, as the case may be, as necessary to preserve our status as a REIT. At February 25, 2015, 70,000 shares of Class H Cumulative Redeemable Preferred Stock, represented by 7,000,000 depositary shares, were outstanding, 16,000 shares of Class I Cumulative Redeemable Preferred Stock, represented by 16,000,000 depositary shares, were outstanding, 9,000 shares of Class J Cumulative Redeemable Preferred Stock, represented by 9,000,000 depositary shares, were outstanding, and 7,000 shares of Class K Cumulative Redeemable Preferred Stock, represented by 7,000,000 depositary shares, were outstanding.

Under our charter, our Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate.  The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

General

Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.  The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our Board of Directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)

The class or series, title and stated value of that preferred stock;

(2)

The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)

The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)

Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)

The procedures for any auction and remarketing, if any, for that preferred stock;

(6)

Provisions for a sinking fund, if any, for that preferred stock;

(7)

Provisions for redemption, if applicable, of that preferred stock;

(8)

Any listing of that preferred stock on any securities exchange;

(9)

The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

(10)

Whether interests in that preferred stock will be represented by our depositary shares;

(11)

The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

(12)

Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)

A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)

Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT;

(15)

Any voting rights of such class or series of that preferred stock; and

(16)

Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)

senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

(2)

on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)

junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock.  Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year).  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code.  Therefore, we expect that the applicable articles supplementary for each class or series of preferred stock will contain certain provisions restricting the ownership and transfer of that class or series of preferred stock.  Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide that, subject to some exceptions, no holder of that class or series of preferred stock may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series.  The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

The registrar and transfer agent for our preferred stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement.  Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement.  Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.  Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts.  Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption.  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock.  Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares.  The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so.  The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares.  The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not generally convertible into our common stock or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT.  Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion.  If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted.  No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding.  No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented hereby, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)

such termination is necessary to preserve our status as a REIT, or

(2)

a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange.  In addition, the deposit agreement will automatically terminate if:

(1)

all outstanding depositary shares issued thereunder shall have been redeemed,

(2)

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

(3)

each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement.  However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary.  A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement.  Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished.  We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize provisions of Maryland law and describe certain provisions of our charter and bylaws.  This is a summary, and does not completely describe Maryland law, our charter or our bylaws.  For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws.  We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

Under the Maryland General Corporation Law, a corporation must have at least one director.  Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire Board of Directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.

Our bylaws provide that the number of directors shall not be less than three nor more than 15 and that the number of directors may be changed by a majority vote of the entire Board of Directors.  Our Board of Directors currently consists of eight directors.  Each director serves a one-year term and until his or her successor is duly elected and qualifies.  There is no cumulative voting on the election of directors.  Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors.  A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.  Other vacancies may be filled by the vote of a majority of the remaining directors. However, stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders of the Company.

Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected.  If an incumbent director fails to receive the required vote for re-election, under our current bylaws he or she is required to offer to resign from the Board of Directors and the nominating and corporate governance committee will consider such offer to resign, determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by the board.

Removal of Directors

Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•

any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

We have not elected to opt-out of the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.  “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•

one-tenth or more but less than one-third;

•

one-third or more but less than a majority; or

•

a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.  Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, such person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for control shares, as of any meeting of stockholders at which the voting rights of such control shares are considered and not approved, or if no such meeting is held, as of the date of the last control share acquisition by the acquiror.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.  Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Duties of Directors with Respect to Unsolicited Takeovers

Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations.  Under the Maryland General Corporation Law, the duties of directors of Maryland corporations do not require them to, among other things, (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.  Moreover, under the Maryland General Corporation Law, the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control may not be subject to any higher duty or greater scrutiny than is applied to any other act of a director.  Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board,

•

a two-thirds vote requirement for removing a director,

•

a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•

a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the Board of Directors the exclusive power to fix the number of directorships and require, unless called by our chairman of the Board of Directors, our president, our chief executive officer or the Board of Directors, the request of holders of a majority of the outstanding shares to call a special meeting.

Amendments to the Charter

The Maryland General Corporation Law generally allows amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration at a meeting of stockholders, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Most amendments to our charter must be approved by the Board of Directors and by the vote of at least a majority of the votes entitled to be cast at a meeting of stockholders.

Amendment to the Bylaws

Under the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared by both groups.

Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal the section of the bylaws governing amendments to the bylaws  or any bylaws made by the stockholders.

Dissolution of Kimco Realty Corporation

Under Maryland law, a dissolution must be approved by our Board of Directors and by a vote of at least a majority of the outstanding shares of common stock of Kimco.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business and who has complied with the advance notice procedures of the bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the business combination provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interests. Likewise, if our Board of Directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were amended or rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Limitation of Liability and Indemnification

Under Maryland law, a Maryland corporation may include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity.  The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party to or witness in by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.

In addition, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate Kimco to indemnify any present or former director or officer of Kimco or any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.  Our bylaws obligate us, to the maximum extent permitted by Maryland law and without requiring a preliminary determination as to entitlement, to indemnify any present or former director or officer of Kimco or any individual who, while a director or officer of the Kimco and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

On February 25, 2009, our Board of Directors approved a form of Indemnification Agreement to be entered into between the Company and each of its executive officers, members of the Board of Directors and such other employees or consultants of the Company or any subsidiary as may be determined from time to time by the Company’s Chief Executive Officer in his discretion.  A brief description of the terms and conditions of the Indemnification Agreement that are material to the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Indemnification Agreement is filed as an exhibit thereto.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material United States federal income tax considerations relating to our election to be taxed as a REIT and the ownership and disposition of the securities offered by this prospectus.  This summary is for general information only and is not tax advice.

The information in this summary is based on:

•

the Internal Revenue Code of 1986, as amended, or the Code;

•

current, temporary and proposed Treasury Regulations promulgated under the Code;

•

the legislative history of the Code;

•

current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•

court decisions;

in each case, as of the date of this prospectus.  In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings.  Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion.  Any such change could apply retroactively to transactions preceding the date of the change.  Except as discussed in this summary, we have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this summary, and the statements in this prospectus are not binding on the IRS or any court.  Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.  This summary does not discuss any state, local or foreign tax considerations, or tax considerations arising from any United States federal tax other than income tax.

This summary assumes that the securities offered by this prospectus are held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code).  Your tax treatment will vary depending upon your particular situation, and this summary does not address all the tax consequences that may be relevant to you in light of your particular circumstances.  For example, except to the extent specifically discussed herein, special rules not discussed here may apply to you if you are:

•

a broker-dealer or a dealer in securities or currencies;

•

an S corporation;

•

a bank, thrift or other financial institution;

•

a regulated investment company or a REIT;

•

an insurance company;

•

a tax-exempt organization;

•

subject to the alternative minimum tax provisions of the Code;

•

a trader in securities that elects to mark to market;

•

holding securities offered by this prospectus as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•

holding securities through the exercise of employee stock options or otherwise as compensation;

•

holding securities offered by this prospectus through a partnership or other pass-through entity;

•

a non-United States government or international organization;

•

a partnership or a limited liability company or other entity taxable as a partnership for United States federal income tax purposes;

•

a United States person whose “functional currency” is not the United States dollar; or

•

a United States expatriate.

You are urged to consult your tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our securities arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this section under the heading “United States Federal Income Tax Considerations,” references to “we,” “our,” and “us” mean only Kimco Realty Corporation, and not its subsidiaries, except as otherwise indicated.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•

the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

•

our election to be taxed as a REIT for federal income tax purposes; and

•

potential changes in applicable tax laws.

Taxation of Our Company

General.  We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1992.  We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1992, and we intend to continue to be organized and operate in this manner.  However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.  Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT.  See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and operation as a REIT are highly technical and complex.  The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders.  This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1992, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.  It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.  In addition, this opinion was based upon our factual representations set forth in this prospectus.  Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP.

Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements.  Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.  Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders.  This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation.  A C corporation is a corporation that is generally required to pay tax at the corporate level.  Double taxation generally means income taxation that occurs once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed.  We will, however, be required to pay federal income tax as follows:

•

We will be required to pay tax at regular corporate rates on any undistributed REIT taxable  income, including undistributed net capital gains.

•

We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.  To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.  Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions.  Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which we fail to satisfy the 75% gross income test and (b) the amount by we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset.  The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.”  See “—Penalty Tax.”  In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours.  Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

•

Certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal corporate income tax.

•

We may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•

We and our subsidiaries may be subject to a variety of taxes other than United States federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.  In addition, other countries may impose taxes on our property, income, or operations within their jurisdictions.  To the extent possible, we will structure our activities to minimize our foreign tax liability.  However, there can be no assurance that we will be able to eliminate our foreign tax liability or reduce it to a specified level.  Because we are a REIT, we and our stockholders will derive little or no benefit from any foreign tax credits arising from the payment of those taxes.

Requirements for Qualification as a Real Estate Investment Trust.  The Code defines a “REIT” as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)

that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs;

(4)

that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)

that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)

that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months.  Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods.  In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.  These stock ownership and transfer restrictions are described in “Description of Common Stock—Restrictions on Ownership” and “Description of Preferred Stock—Restrictions on Ownership.”  These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in (5) and (6) above.  If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate.  If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.  Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the section below entitled “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year.  We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below.  Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity.  The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.  A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies.”

We have control of most of the subsidiary partnerships and limited liability companies in which we own an interest, and we intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT.  We are a limited partner or non-managing member in some of our partnerships and limited liability companies.  If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.  In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We own a number of wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code.  A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat the corporation as a “taxable REIT subsidiary,” as described below.  A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including all REIT qualification tests.  Thus, in applying the federal income tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit.  A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.  A taxable REIT subsidiary is a corporation (or an entity treated as a corporation) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary also includes any entity treated as a corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation.  Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.

A taxable REIT subsidiary is subject to federal income tax as a regular C corporation.  In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied.  A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below, and their operations will be subject to the provisions described above.  See “—Asset Tests.”

Ownership of Interests in Subsidiary REITs.  We own an interest in several subsidiaries which have elected to be taxed as REITs under Sections 856 through 860 of the Code.  Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT income tests.  To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary.  If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C-corporation and its income would be subject to federal income tax.  In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

Income Tests.  We must satisfy two gross income requirements annually to maintain our qualification as a REIT.  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (1) investments relating to real property or mortgages on real property, including “rents from real property,” and, in certain circumstances, interest, or (2) some types of temporary investments.  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain designated hedges of indebtedness, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.  For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the income or profits of any person.  However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant.  Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space.  Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.”  For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease.  If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below.  We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.  Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.  In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”  Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We have received a ruling from the IRS providing that the performance of certain types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as rents from real property.  In addition, we generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.  However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT.  In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants.  Accordingly, there can be no assurance that the IRS will not disagree with our determination of value of such property.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  The term “hedging transaction,” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008.  Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test.  Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test.  To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and in the future expect to invest in additional entities or properties located outside the United States.  In addition, from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise.  These acquisitions could cause us to incur foreign currency gains or losses.  Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the IRS had indicated that REITs could apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constituted qualifying income under the REIT income tests.  As a result, we anticipate that any foreign currency gains we recognized on or prior to July 30, 2008 with respect to rents from any property located outside the United States were qualifying income for purposes of the 75% and 95% gross income tests.  Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified assets or items of qualifying income or gain, however, generally will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be exempt from such tests, provided we do not deal in or engage in substantial and regular trading in securities, which we do not presently intend to do.

To the extent our taxable REIT subsidiaries pay dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests.  Although we expect these actions will be sufficient to prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code.  Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause or was due to willful neglect.  If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.  As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.  We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.  Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply.  This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives.  We do not intend to enter into any sales that are prohibited transactions.  However, the IRS may successfully contend that some or all of our sales are prohibited transactions, and we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time our taxable REIT subsidiaries may provide services to certain of our tenants and pay rent to us.  We intend to set any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above.  These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes.  If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.  At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT.  Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest is be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We have numerous direct and indirect wholly-owned subsidiaries.  As set forth above, the ownership of more than 10% of the total vote or value of the outstanding securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary or a REIT or, in the case of the 10% value test, the securities qualify as “straight debt” securities.  However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes.  Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

We hold an interest in a number of taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future.  We believe that the value of the securities of all our taxable REIT subsidiaries did not and will not exceed more than 25% of the aggregate value of our gross assets (20% for taxable years beginning between January 1, 2001 and January 1, 2009).  No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will not disagree with our determinations of value of such assets.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer.  After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, for our taxable years beginning on or after January 1, 2009, a change caused by changes in the foreign currency exchange rate used to value foreign assets).  If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter.  We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests.  If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by the IRS.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by the IRS and (2) disclosing certain information to the IRS.  In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary).  If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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90% of our “REIT taxable income”; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain.  In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchange that is later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate.  At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year.  These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid.  This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.  The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.  To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.  We believe we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income.  Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.  However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income.  If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.  In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below.  However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.  While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods.  Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges.  We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code.  Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes.  The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT.  Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.  If we fail qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates.  Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders.  As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.  In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits.  In such event, corporate distributees may be eligible for the dividends-received deduction.  In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on any qualified dividend income.  Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification.  It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies

General.  We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes.  Our ownership interests in such subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for U.S. federal income tax purposes.  However, if any such subsidiary partnership or limited liability company in which we own an interest were taxable as a corporation, it would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests.  See “—Taxation of Our Company—Asset Tests” and “—Income Tests.”  This, in turn, could prevent us from qualifying as a REIT.  See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year.  In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event.  If so, we might incur a tax liability without any related cash distributions.  We believe each of our subsidiary partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.  A partnership or limited liability company agreement will generally determine the allocation of income and loss among partners or members.  These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder.  Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners.  If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the items subject to the allocation will be reallocated in accordance with the partners’ or members’ interests in the partnership or limited liability company.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item.  The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties.  Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time.  These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property.  The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code.  This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale.  These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.  To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions.

Taxation of Holders of Our Stock

The following summary describes the principal United States federal income tax consequences relating to the ownership and disposition of our capital stock.

Definition of United States Holder.  A “United States holder” is a beneficial holder of our capital stock or debt securities who, for federal income tax purposes, is:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in place to be treated as a United States person.

A “Non-United States holder” is a beneficial holder that is neither a “United States holder” nor a partnership or other entity treated as a partnership for United States federal income tax purposes.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our capital stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

United States Holders of Our Stock

If you are a “United States holder,” as defined above, this section applies to you.  Otherwise, the next section, “Non-United States Holders of Our Stock,” applies to you.

Taxation of Taxable United States Holders Generally

Distributions Generally.  Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level taxation, as discussed below, will be taxable to our taxable United States holders as ordinary income when actually or constructively received.  See “—Tax Rates” below.  As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-United States holders, including individuals.  For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock, if any, and then to distributions on our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a United States holder.  This treatment will reduce the United States holder’s adjusted tax basis in such shares of our capital stock by the amount of the distribution, but not below zero.  Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in its shares will be taxable as capital gain.  Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.  Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.  United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.  Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year.  United States holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.  If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and each class of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains.  We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains.  If we make this election, we would pay tax on our retained net capital gains.  In addition, to the extent we so elect, our earnings and profits (determined for United States federal income tax purposes) would be adjusted accordingly, and a United States holder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States holder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.  Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income.  As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain.  A United States holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount.  Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock.  If a United States holder sells or disposes of shares of our capital stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares.  This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such stock for more than one year at the time of such sale or disposition.  If, however, a United States holder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us.  A redemption or repurchase of shares of our stock will, to the extent of our current and accumulated earnings and profits, be treated under Section 302 of the Code as a distribution taxable as a dividend at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code, in which case it will be treated as a sale or exchange of the redeemed or repurchased shares.  The redemption or repurchase will be treated as a sale or exchange if it:

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is “substantially disproportionate” with respect to the United States holder;

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results in a “complete termination” of the United States holder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the United States holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the United States holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account.  Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the United States holder depends upon the facts and circumstances at the time the determination is made, United States holders are urged to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received.  See “—Distributions Generally.” A United States holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any.  If a United States holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above.  It is not clear whether these proposed regulations will be enacted in their current form or at all.  Prospective investors are urged to consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Information  Reporting and Backup Withholding

We are required to report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding rules, a United States holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be creditable against the United States holder’s federal income tax liability, provided the required information is timely furnished to the IRS.  In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.  See “—Taxation of Non-United States Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below.  All or a portion of such dividend income will be UBTI if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code, and all or a portion of such gain will be UBTI if a tax-exempt stockholder holds its shares as debt financed property or as inventory or property held for sale to customers in the ordinary course of the trade or business of the tax-exempt stockholder.  Generally, “debt-financed property” is property, the acquisition or holding of which is, directly or indirectly, financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our capital stock.  These prospective investors are urged to consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT.  A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.”  As a result of restrictions on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.  However, because our stock is publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-United States Holders

The following discussion addresses the rules governing United States federal income taxation of the purchase, ownership and disposition of our capital stock by non-United States holders.  These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States holder in light of its particular circumstances and does not address any state, local or foreign tax consequences or tax consequence arising from any United States federal tax other than income tax.  We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local, foreign and other tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any tax return filing and other reporting requirements.

Distributions Generally.  Distributions (including any taxable stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests, or USRPIs, nor designated by us as capital gain dividends will be treated as dividends (except as described below) of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business.  Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.  Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption.  Dividends that are treated as effectively connected with such a trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-United States  holder) will generally not be subject to withholding but will be subject to United States federal income tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax.  Any such dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that such distributions do not exceed the non-United States holder’s adjusted tax basis in our capital stock, but rather will reduce the adjusted tax basis of such stock.  To the extent that these distributions exceed the non-United States holder’s adjusted tax basis in our capital stock, they will give rise to gain from the sale or exchange of such stock.  The tax treatment of this gain is described below.

For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits.  Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

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a lower treaty rate applies and the non-United States holder provides us with an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

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the non-United States holder provides us with an IRS Form W-8ECI claiming that the distribution is income effectively connected with a United States trade or business of the non-United States holder.

Any amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.  Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to United States federal income taxation, unless:

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the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-United States  holder), in which case the non-United States holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

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the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of USRPIs, whether or not designated as capital gain dividends, will cause the non-United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business.  Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to any applicable alternative minimum tax, and any non-United States holder that is a non-United States corporation may also be subject to a branch profits tax of up to 30%, as discussed above.  We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to a non-United States holder to the extent attributable to gain from sales or exchanges by us of USRPIs.  The amount withheld is creditable against the non-United States holder’s United States federal income tax liability.  However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution.  Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the capital stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends.  Under this approach, the non-United States holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained net capital gains, and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds its actual United States federal income tax liability, provided that the U.S. holder furnishes required information to the IRS on a timely basis.  If we were to designate any portion of our net capital gain as retained net capital gain, non-United States holders are urged to consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock.  Gain recognized by a non-United States holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA.  Our capital stock will not constitute a United States real property interest so long as we are a “domestically-controlled qualified investment entity.”  A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders.  We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity.  In addition, because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business (and, if required by an applicable treaty, attributable to a permanent establishment), in which case the non-U.S. holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above, or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).  In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-United States holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-United States holder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).  The preceding sentence shall not apply to a non-United States holder if the non-United States holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined in applicable Treasury Regulations.  Non-United States holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our capital stock, gain arising from such a sale or other taxable disposition by a non-United States holder of such stock would not be subject to United States taxation under FIRPTA as a sale of a USRPI if:

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our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

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such non-United States holder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing  period.

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of such stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price.  If amounts withheld on a sale, redemption, repurchase, or exchange of our common stock exceed the non-United States holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-United States holder’s federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our common stock may not satisfy a non-United States holder’s entire tax liability under FIRPTA, and such non-United States holder remains liable for the timely payment of any remaining tax liability.

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, such holder’s name and address, and the amount of tax withheld, if any.  A similar report is sent to the non-United States holder.  Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax.  Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxable United States Holders of Our Debt Securities

Interest. A United States holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A United States holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the United States holder’s adjusted tax basis in the debt security. A United States holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the United States holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the United States holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting.    A United States holder may be subject to information reporting and backup withholding when such United States holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A United States holder will be subject to backup withholding if such United States holder is not otherwise exempt and:

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such United States holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

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the IRS notifies the payor that such holder furnished an incorrect TIN;

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in the case of interest payments, such United States holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

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in the case of interest payments, such United States holder fails to certify, under penalties of perjury, that such United States holder has furnished a correct TIN and that the IRS has not notified such United States holder that it is subject to backup withholding.

A United States holder is urged to consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-United States Holders of Our Debt Securities

This section applies to you if you are a non-United States holder of our debt securities.  Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest.   Interest paid to a non-United States holder on its debt securities that is not effectively connected with such non-United States holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

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such non-United States holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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such non-United States holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

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such non-United States holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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the non-United States holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-United States holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-United States holder, has received from the non-United States holder a statement, under penalties of perjury, that such non-United States holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-United States holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-United States holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-United States  holder’s conduct of a United States trade or business and the non-United States  holder provides us with appropriate certification (as discussed below under “—Non-United States  Holders of Our Debt Securities—United States Trade or Business”).

If a non-United States holder does not satisfy the requirements above, interest paid to such non-United States  holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-United States  holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-United States  holder must generally complete an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-United States  holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-United States  holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-United States  holder) and (2) in the case of a non-United States  holder who is an individual, such non-United States  holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “—United States Trade or Business.”  A non-United States  holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-United States  holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-United States  holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-United States  holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-United States  holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-United States  holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting.   A non-United States  holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-United States  holder, provided that we do not have actual knowledge or reason to know that such non-United States  holder is a “United States person,” within the meaning of the Code, and the non-United States  holder has given us the statement described above under “Non-United States  Holders of Our Debt Securities—Interest.” In addition, a non-United States  holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-United States  holder is a United States person or the non-United States  holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-United States  holder the amount of, and the tax withheld with respect to, any interest paid to the non-United States  holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States  holder resides.

A non-United States  holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-United States  holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Tax Rates

Currently, the maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met  and the REIT’s dividends are attributable to dividends received by the REIT from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.”  In addition, United States stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain United States holders that are individuals, estates or trusts are  required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations. United States stockholders are urged to consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-United States entities.  Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules.

The withholding provisions described above generally apply to payments of dividends or interest and will apply to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2017.  Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.  In addition, these rules currently would not apply to debt securities issued before July 1, 2014, provided that if any such debt securities are significantly modified (within the meaning of applicable Treasury Regulations) on or after July 1, 2014, payments on such debt securities could be subject to the withholding rules described above. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any federal tax other than the income tax.  You are urged to consult your tax advisors regarding the effect of federal, state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the securities offered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents.  Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement.  We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices.  We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent.  Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement.  Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.  Delayed delivery contracts will not be subject to any conditions except:

(1)

the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)

if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Washington, D.C.  Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel.  Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law.  Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.